Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3
TO FINANCING AGREEMENT

This AMENDMENT NO. 3 TO FINANCING AGREEMENT, dated as of August 8, 2019 (this "Third Amendment"), amends that certain Financing Agreement, dated as of November 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among SMTC CORPORATION, a Delaware corporation, each Person that is a party thereto as a borrower from time to time (collectively, the "Borrowers"), each other Loan Party that is a party thereto from time to time, each financial institution that is a party thereto from time to time (collectively, the "Lenders"), TCW ASSET MANAGEMENT COMPANY LLC, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and TCW ASSET MANAGEMENT COMPANY LLC, as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Agents and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement, as amended by this Third Amendment.

2.      Amendments.

(a)      Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of "Senior Leverage Ratio" in its entirety.

(b)      Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of "Applicable Margin" in its entirety and substituting the following therefor:

""Applicable Margin" means, as of any date of determination, with respect to the interest rate of the

(I)     Term Loan A (or any portion thereof):

(a)     From the Third Amendment Effective Date until delivery of the financial statements for the Fiscal Quarter ending June 30, 2020, pursuant to Section 7.01(a)(ii) together with the related Compliance Certificate required under Section 7.01(a)(iv) (the "Initial Applicable Margin Period"), the relevant Applicable Margin shall be set at Level I in the table below.

(b)     After the Initial Applicable Margin Period, the relevant Applicable Margin shall be set at the respective level indicated below based upon the Total Leverage Ratio set forth opposite thereto, which ratio shall be calculated as of the end of the most recent Fiscal Quarter of the Parent and its Subsidiaries for which quarterly financial statements and a Compliance Certificate are received by the Agents and the Lenders in accordance with Section 7.01(a)(ii) and Section 7.01(a)(iv):

Level	Total Leverage Ratio	Reference Rate Loans	LIBOR Rate Loans
I	Greater than or equal to 3.00 to 1:00	6.75%	8.75%
II	Less than 3.00 to 1:00 and equal to or greater than 2.50 to 1:00	6.25%	8.25%
III	Less than 2.50 to 1:00 and equal to or greater than 2.00 to 1:00	5.75%	7.75%
IV	Less than 2.00 to 1:00	5.25%	7.25%

(c)     Subject to clause (d) below, the adjustment of the Applicable Margin (if any) will occur 2 Business Days after the date on which quarterly financial statements and a Compliance Certificate are required to be delivered in accordance with Section 7.01(a)(ii) and Section 7.01(a)(iv).

(d)     Notwithstanding the foregoing:

(i)     the Applicable Margin shall be set at Level I in the table above (x) upon the occurrence and during the continuation of a Default or Event of Default, or (y) if, for any period, the Administrative Agent does not receive the financial statements and certificates described in clause (c) above, for the period commencing on the date such financial statements and certificate were required to be delivered through the date on which such financial statements and certificate are actually received by the Administrative Agent and the Lenders; and

(ii)     in the event that any financial statement or certificate described in clause (c) above is inaccurate (regardless of whether this Agreement or any Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any fiscal period, then the Applicable Margin for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate financial statement or certificate) to reflect the correct Applicable Margin, and the Borrowers shall promptly make payments to the Agents and the Lenders to reflect such adjustment; and

(II)     Term Loan B (or any portion thereof):

(a) in the case of any Reference Rate Loan, 8.50% per annum; provided that (i) such rate in respect of the Term Loan B shall increase to 10.50% per annum on the first anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the first anniversary of the Effective Date and (ii) such rate in respect of the Term Loan B shall increase to 12.50% per annum on the second anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the second anniversary of the Effective Date (and the Lenders have not elected to increase the number of warrant shares issuable under the Warrants pursuant to the terms thereof); and

(b) in the case of any LIBOR Rate Loan, 10.50% per annum; provided that (i) such rate in respect of the Term Loan B shall increase to 12.50% per annum on the first anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the first anniversary of the Effective Date and (ii) such rate in respect of the Term Loan B shall increase to 14.50% per annum on the second anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the second anniversary of the Effective Date (and the Lenders have not elected to increase the number of warrant shares issuable under the Warrants pursuant to the terms thereof)."

(c)      Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of "Applicable Premium" in its entirety and substituting the following therefor:

""Applicable Premium" means

(a)     as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:

(i)(A)     with respect to the Term Loan A, during the period from and after the Third Amendment Effective Date up to and including the date that is the first anniversary of the Third Amendment Effective Date (the "First Post-Amendment Period"), an amount equal to 3.00% times the aggregate amount of all Term Loan A Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event and (B) with respect to the Term Loan B, during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the "First Period"), 1.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event;

(ii)(A)     with respect to the Term Loan A, during the period after the First Post-Amendment Period up to and including the date that is the second anniversary of the Third Amendment Effective Date (the "Second Post-Amendment Period"), an amount equal to 2.00% times the aggregate amount of all Term Loan A Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event and (B) with respect to the Term Loan B, during the period after the First Period up to and including the date that is the second anniversary of the Effective Date (the "Second Period"), 2.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event;

(iii)(A)     with respect to the Term Loan A, during the period after the Second Post-Amendment Period up to and including the date that is the third anniversary of the Third Amendment Effective Date (the "Third Post-Amendment Period"), an amount equal to 1.00% times the aggregate amount of all Term Loan A Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event and (B) with respect to the Term Loan B, during the period after the Second Period up to and including the date that is the third anniversary of the Effective Date (the "Third Period"), 3.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event;

(iv)     during the period after the Third Period up to and including the date that is the fourth anniversary of the Effective Date (the "Fourth Period"), with respect to the Term Loan B only, an amount equal to 4.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event; and

(v)     during the period after the Fourth Period (the "Fifth Period"), with respect to the Term Loan B only, an amount equal to 5.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event; and

(b)     as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)(A)      with respect to the Term Loan A, during the First Post-Amendment Period, an amount equal to 3.00% times the amount of the Term Loan A Obligations (other than the Applicable Premium) being paid on such date, and (B) with respect to the Term Loan B, during the First Period, an amount equal to 1.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date;

(ii)(A)     with respect to the Term Loan A, during the Second Post-Amendment Period, an amount equal to 2.00% times the amount of the Term Loan A Obligations (other than the Applicable Premium) being paid on such date, and (B) with respect to the Term Loan B, during the Second Period, an amount equal to 2.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date;

(iii)(A)     with respect to the Term Loan A, during the Third Post-Amendment Period, an amount equal to 1.00% times the amount of the Term Loan A Obligations (other than the Applicable Premium) being paid on such date, and (B) with respect to the Term Loan B, during the Third Period, an amount equal to 3.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date;

(iv)     during the Fourth Period, with respect to the Term Loan B only, an amount equal to 4.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date; and

(v)     during the Fifth Period, with respect to the Term Loan B only, an amount equal to 5.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date."

(d)      Section 1.01 of the Financing Agreement is hereby amended by deleting the reference to "$2,000,000" in clause (b)(vii) of the definition of "Consolidated EBITDA" and substituting "$3,000,000" therefor.

(e)      Section 1.01 of the Financing Agreement is hereby amended by adding the following to the definition of "Total Leverage Ratio":

"For all purposes of calculating the Total Leverage Ratio hereunder, the amount of Revolving Loan Obligations outstanding as of the end of any period shall be deemed to be an amount equal to the result of (i) the sum of the aggregate amount of Revolving Loan Obligations outstanding at the end of each Business Day during the most recently ended fiscal month of such period divided by (ii) the number of Business Days in such fiscal month."

(f)      Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in alphabetical order:

""Third Amendment" means that certain Amendment No. 3 to Financing Agreement, dated as of August 8, 2019, by and among the Parent, the other Loan Parties party thereto, the Lenders party thereto and the Agents."

""Third Amendment Effective Date" has the meaning specified therefor in the Third Amendment."

""Third Amendment Fee" has the meaning specified therefor in Section 2.06(h)."

(g)      Section 2.06 of the Financing Agreement is hereby amended by adding the following clause (h) at the end thereof:

"(h)     Third Amendment Fee. On or prior to the Third Amendment Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a nonrefundable amendment fee (the "Third Amendment Fee") equal to $125,000."

(h)      Section 7.03 of the Financing Agreement is hereby deleted in its entirety and the following substituted therefor:

"Section 7.03     Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)     Total Leverage Ratio. Permit the Total Leverage Ratio of the Parent and its Subsidiaries as of the last day of any period of 4 consecutive Fiscal Quarters of the Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Total Leverage Ratio
September 30, 2019	3.95:1.00
December 31, 2019	3.85:1.00
March 31, 2020	3.70:1.00
June 30, 2020	3.65:1.00
September 30, 2020	3.55:1.00
December 31, 2020	3.45:1.00
March 31, 2021	3.35:1.00
June 30, 2021	3.20:1.00
September 30, 2021	3.10:1.00
December 31, 2021	3.00:1.00
March 31, 2022	2.85:1.00
June 30, 2022	2.75:1.00
September 30, 2022	2.50:1.00
December 31, 2022	2.50:1.00
March 31, 2023	2.35:1.00
June 30, 2023	2.35:1.00
September 30, 2023	2.25:1.00
December 31, 2023	2.25:1.00

(b)     Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as of the last day of any period of 4 consecutive Fiscal Quarters of the Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
September 30, 2019	1.35:1.00
December 31, 2019	1.35:1.00
March 31, 2020	1.50:1.00
June 30, 2020	1.50:1.00
September 30, 2020	1.50:1.00
December 31, 2020	1.50:1.00
March 31, 2021	1.75:1.00
June 30, 2021	1.75:1.00
September 30, 2021	1.75:1.00
December 31, 2021	1.75:1.00
March 31, 2022	2.00:1.00
June 30, 2022	2.00:1.00
September 30, 2022	2.00:1.00
December 31, 2022	2.00:1.00
March 31, 2023	2.00:1.00
June 30, 2023	2.00:1.00
September 30, 2023	2.00:1.00
December 31, 2023	2.00:1.00"

3.      Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)      Representations and Warranties; Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Third Amendment Effective Date (as defined below) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Third Amendment Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date). No Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or would result from this Third Amendment or the transactions contemplated hereby, the Financing Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b)      Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings contemplated by the Financing Agreement, and to execute and deliver this Third Amendment and each other Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)      Authorization, Etc. The execution, delivery and performance by each Loan Party of this Third Amendment and each other Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B), (ii)(C) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d)      Governmental Approvals. No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Third Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on or prior to the Third Amendment Effective Date.

(e)      Enforceability of Loan Documents. This Third Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

4.      [Reserved].

5.      Conditions to Effectiveness. This Third Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the "Third Amendment Effective Date"):

(a)      Payment of Fees, Etc. The Borrowers shall have paid all fees and expenses, including the Third Amendment Fee, required to be paid on or prior to the Third Amendment Effective Date pursuant to Section 2.06 or Section 12.04 of the Financing Agreement.

(b)      Representations and Warranties. After giving effect to this Third Amendment and the transactions contemplated hereby, the representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Third Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date).

(c)      No Default; Event of Default. After giving effect to this Third Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or result from this Third Amendment becoming effective in accordance with its terms.

(d)      Delivery of Documents. The Agents shall have received on or before the Third Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Agents and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i)     this Third Amendment, duly executed by the Loan Parties, each Agent and the Required Lenders;

(ii)     an amendment to the Intercreditor Agreement, in form and substance reasonably satisfactory to the Agents, duly executed by the Loan Parties, the Collateral Agent and the Revolving Loan Agent;

(iii)     an amendment to the Revolving Loan Agreement, in form and substance reasonably satisfactory to the Agents, and duly executed by the Loan Parties, the Revolving Loan Agent and the requisite Revolving Loan Lenders;

(iv)     a certificate signed by the chief executive officer of each Loan Party, certifying as to the matters set forth in subsections (b) and (c) of this Section 5;

(v)     a certificate of the chief financial officer of the Parent, certifying that immediately after giving effect to this Third Amendment, the amendment to the Revolving Loan Agreement, and all Revolving Loans to be made on the Third Amendment Effective Date, Undrawn Availability is not less than $8,500,000; and

(vi)     a Borrowing Base Certificate (as defined in the Revolving Loan Agreement), calculated immediately after giving effect to this Third Amendment, the amendment to the Revolving Loan Agreement, and all Revolving Loans to be made on the Third Amendment Effective Date.

(e)      Prepayment. The Administrative Agent shall have received satisfactory evidence that the Borrowers have prepaid no less than $10,000,000 in aggregate principal amount of the Term Loan A pursuant to the terms of Section 2.05(b)(i) of the Financing Agreement. Notwithstanding anything to the contrary in the Financing Agreement, such prepayment shall be applied against the remaining installments of principal due on the Term Loan A in the inverse order of maturity.

(f)      Material Adverse Effect. There shall not have occurred since the Effective Date (as defined in the Financing Agreement) any event or development that has had or could reasonably be expected to have any Material Adverse Effect.

6.      Continued Effectiveness of the Financing Agreement and other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Third Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date, all references in the Financing Agreement or any such other Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Third Amendment, and (c) confirms and agrees that, to the extent that the Financing Agreement or any such other Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Third Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Term Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under the Financing Agreement (as amended hereby) or any other Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

7.      No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

8.      No Representations by Agents or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Third Amendment.

9.      Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Third Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Third Amendment Effective Date directly arising out of, connected with or related to this Third Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

10.      Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Third Amendment.

11.      Miscellaneous.

(a)      This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Third Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Third Amendment.

(b)      Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

(c)      This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)      Each Loan Party hereby acknowledges and agrees that this Third Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Third Amendment shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Third Amendment.

(e)      Any provision of this Third Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

MC ASSEMBLY, LLC, as a Borrower

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

MC ASSEMBLY INTERNATIONAL, LLC, as a Borrower

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

MC TEST SERVICE, INC., as a Borrower

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

SMTC MANUFACTURING CORPORATION OF CALIFORNIA, as a Borrower

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

SMTC MEX HOLDINGS INC., as a Borrower

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

Amendment No. 3 to Financing Agreement

GUARANTORS:

HTM HOLDINGS, INC., as a Guarantor

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

MC ASSEMBLY HOLDINGS, INC., as a Guarantor
By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

SMTC CORPORATION, as a Guarantor

By:	/s/ Steven Michael Waszak
Name: Steven Michael Waszak
Title: Chief Financial Officer

Amendment No. 3 to Financing Agreement

AGENTS:

TCW ASSET MANAGEMENT COMPANY LLC, as Administrative Agent and as Collateral Agent

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

LENDERS:

TCW DL VII FINANCING LLC By: TCW Asset Management Company LLC, its Investment Advisor, as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

WEST VIRGINIA DIRECT LENDING LLC By: TCW Asset Management Company LLC, Its Investment Advisor, as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW BRAZOS FUND LLC By: TCW Asset Management Company LLC, its Investment Advisor, as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

Amendment No. 3 to Financing Agreement

TCW SKYLINE LENDING, L.P. By: TCW Asset Management Company LLC, its Investment Advisor, as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

NJ/TCW DIRECT LENDING LLC By: TCW Asset Management Company LLC, its Investment Advisor, as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

BTC HOLDINGS FUND I, LLC By: Blue Torch Credit Opportunities Fund I LP, its sole member By: Blue Torch Credit Opportunities GP LLC, its general partner

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signer

BTC HOLDINGS SC FUND LLC By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signer

Amendment No. 3 to Financing Agreement

SWISS CAPITAL BTC PRIVATE DEBT OFFSHORE SP

By: Blue Torch Capital LP, acting solely in its capacity as Investment Advisor to the Manager of Swiss Capital BTC Private Debt Offshore Fund SP, a segregated portfolio of Swiss Capital Private Debt (Offshore) Funds SPC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signer

SC BTC PRIVATE DEBT FUND L.P. By: Blue Torch Capital LP, acting solely in its capacity as Investment Advisor to the Manager of SC BTC Private Debt Fund L.P.

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signer

Amendment No. 3 to Financing Agreement